UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ADVANCED CELL TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVANCED CELL TECHNOLOGY, INC.
381 Plantation Street
Worcester, MA 01605

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On December 19, 2005

To Our Stockholders:

An Annual Meeting of Stockholders of Advanced Cell Technology, Inc., a Delaware corporation (the “Company”), will be held on December 19, 2005 at 10:00 a.m., local time, at the offices of Heller Ehrman LLP, 333 South Hope Street, 39th floor, Los Angeles, CA 90071, for the following purposes:

1.     To elect five (5) members to our Board of Directors to serve a one-year term:

2.     To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of the Company’s Common Stock as reflected on the stock transfer books of the Company at the close of business on November 23, 2005, will be entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES IN PERSON.

Worcester, Massachusetts December 5, 2005	By Order of the Board of Directors, Jonathan F. Atzen Secretary

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

ADVANCED CELL TECHNOLOGY, INC.
381 Plantation Street
Worcester, MA 01605

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held On December 19, 2005

The Board of Directors of Advanced Cell Technology, Inc., a Delaware corporation (“we”, “us”, “our”, or the “Company”) is soliciting proxies in the form enclosed with this proxy statement for use at the Company’s Annual Meeting of Stockholders to be held on December 19, 2005 at 10:00 a.m., local time, at the offices of Heller Ehrman LLP, 333 South Hope Street, 39th floor, Los Angeles, CA 90071, and any adjournments thereof (the “2005 Annual Meeting”).

In lieu of our annual report on Form 10-KSB/A, a copy of our quarterly report on Form 10-QSB/A for the quarter ended March 31, 2005, is being mailed to our stockholders with the mailing of these proxy materials on or about December 5, 2005, in satisfaction of the requirements of Rule 14a-3 of the Securities Exchange Act of 1934. As described more fully under “Change in Control of Registrant” contained on pages 6-7 herein, the Company has effected a complete change of business since the filing of Form 10-KSB  for the year ended December 31, 2004. For this reason, the information contained in Form 10-KSB is not as reflective of the current state of the Company’s business as the information provided in our Form 10-QSB/A.

A copy of any exhibit to our quarterly report on Form 10-QSB/A not included in the copy of the quarterly report accompanying this proxy statement will be furnished to any stockholder upon written or oral request, for payment of a fee which will be limited to our reasonable expenses in furnishing such exhibit. Any such requests should be directed to Advanced Cell Technology, Inc., Attention: Corporate Secretary, 381 Plantation Street, Worcester, MA 01605, telephone: (508) 756-1212.

GENERAL INFORMATION ABOUT VOTING

How Proxies Work

The Company’s Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the 2005 Annual Meeting in the manner that you direct, or if you do not direct us, in the manner as recommended by the Board of Directors in this proxy statement.

Who May Vote

Holders of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at the close of business on November 23, 2005 are entitled to receive notice of and to vote their shares at the 2005 Annual Meeting. As of November 23, 2005, there were 23,270,708 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the 2005 Annual Meeting.

How to Vote

You may vote in person at the 2005 Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the 2005 Annual Meeting in person. You may change your vote at the 2005 Annual Meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the 2005 Annual Meeting. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If you choose to vote by proxy, simply mark your proxy, date and sign it, and return it in the enclosed postage-paid envelope. If you attend the 2005 Annual Meeting, you will be able to vote your shares, even if you have already voted by mail. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the 2005 Annual Meeting.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•       providing written notice to the corporate Secretary of the Company before or at the 2005 Annual Meeting;

•       submitting a new proxy with a later date; or

•       voting in person by ballot at the 2005 Annual Meeting.

The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the 2005 Annual Meeting will not, by itself, revoke your proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities and Votes Required

The number of outstanding shares of our Common Stock at the close of business on November 23, 2005, the record date for determining our stockholders who are entitled to notice of and to vote on the election of directors is 23,270,708. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the 2005 Annual Meeting. We have no other securities entitled to vote at the 2005 Annual Meeting.

The representation in person or by proxy of at least one half of the total voting power of the outstanding shares to vote at the 2005 Annual Meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the 2005 Annual Meeting will be adjourned until a quorum is obtained.

Directors are elected by a plurality of votes cast by stockholders entitled to vote at the 2005 Annual Meeting. To be approved, any other matters submitted to our stockholders require the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the 2005 Annual Meeting.

Shares which abstain from voting as to a particular matter will be counted for purposes of determining whether a quorum exists and for purposes of calculating the vote with respect to a particular matter, but will not be deemed to have been voted in favor of such matter. Shares held in “street name” by banks, brokers or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not be considered as present and entitled to vote with respect to a particular matter.

Solicitation of Proxies

The Company will pay the expenses of soliciting proxies, which we anticipate will total approximately $10,000.00. Proxies may be solicited on our behalf by directors, officers or employees of the Company, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Common Stock held in their names and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses for this service.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Beneficial Ownership of Directors, Officers and 5% Stockholders

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of October 31, 2005. On such date, 23,270,708 shares of Common Stock were outstanding. Beneficial ownership is determined in accordance with the applicable rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our Common Stock. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except, where applicable, to the extent authority is shared by spouses under applicable state community property laws.

The following table sets forth information regarding beneficial ownership of our capital stock as of October 31, 2005 by:

•       each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•       each of our directors and named executive officers; and

•       all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		%
5% or Greater Stockholders:
Highview Associates LLC(1)	1,797,460		7.7%
ATP Capital(2)	3,028,906		13.0%
Anthem/CIC Ventures Fund, LP(3)	5,321,322		20.8%
Augustine Fund LP(4)	2,294,118		9.5%
Directors and Named Executive Officers
Michael D. West, Ph.D., President, Chief Scientific Officer, and Director	2,338,801	(5)	9.1%
William M. Caldwell, IV, Chief Executive Officer and Director	2,217,136	(6)	8.8%
Robert P. Lanza, M.D, Vice President Medical & Scientific Development	1,114,583	(7)	4.6%
Robert Peabody, Vice President Grant Administration	331,667	(8)	1.4%
James G. Stewart, Sr. Vice President and Chief Financial Officer	127,292	(9)	*
Jonathan F. Atzen, Sr. Vice President and General Counsel	206,667	(10)	*
Alan C. Shapiro, Ph.D., Director	213,695	(11)	*
Alan G. Walton, Ph.D., Director	0		*
Erkki Ruoslahti, Ph.D., Director	0		*
Directors and Executive Officers as a Group (9 persons)	6,549,840	(12)	22.1%

*                                 Less than 1%

(1)                       The address for Highview Associates LLC is 900 North Pointe, Suite C406, Ghiradelli Square, San Francisco, CA 94106.

(2)                       The address for ATP Capital is 60 East 42nd Street, Suite 3410, New York, NY 10165.

(3)                       The address for Anthem/CIC Ventures Fund, LP is 225 Arizona Ave., Suite 200, Santa Monica, CA 90401. Includes 1,773,778 shares subject to warrants and 545,652 shares subject to convertible debentures that are currently exercisable or exercisable within 60 days of October 31, 2005.

(4)                       The address of Augustine Fund LP is 141 W. Jackson Blvd., Suite 2182, Chicago, IL 60604. Includes 764,706 shares subject to warrants that are currently exercisable, but which provide that the warrants may not be exercised if such exercise would result in the holder being deemed the beneficial owner of more than 9.9% of the then-outstanding shares of Common Stock.

(5)                       Includes (i) 2,228,801 shares subject to stock options held directly by Dr. West that are currently exercisable or exercisable within 60 days of October 31, 2005, and (ii) indirect ownership of 110,000 shares subject to stock options held by the spouse of Dr. West that are currently exercisable or exercisable within 60 days of October 31, 2005 and of which Dr. West may be deemed the beneficial owner.

(6)                       Includes (i) 1,161,014 shares subject to stock options that are currently exercisable or exercisable within 60 days of October 31, 2005 that are held directly by Mr. Caldwell, (ii) 486,000 shares subject to currently exercisable warrants awarded to Andwell, LLC, an entity affiliated with Mr. Caldwell and of which he may be deemed the beneficial owner, and (iii) indirect ownership of 323,374 shares subject to stock options held by the spouse of Mr. Caldwell that are currently exercisable or exercisable within 60 days of October 31, 2005 and of which Mr. Caldwell may be deemed the beneficial owner.

(7)                       Includes 1,114,583 shares subject to stock options that are currently exercisable or exercisable within 60 days of October 31, 2005.

(8)                       Includes 331,667 shares subject to stock options that are currently exercisable or exercisable within 60 days of October 31, 2005.

(9)                       Includes 127,292 shares subject to stock options that are currently exercisable or exercisable within 60 days of October 31, 2005.

(10)                Includes (i) 131,667 shares subject to stock options that are currently exercisable or exercisable within 60 days of October 31, 2005, and (ii) 75,000 shares subject to currently exercisable warrants issued to Rocket Ventures, LLC, an entity affiliated with Mr. Atzen and of which he may be deemed the beneficial owner.

(11)                Includes (i) 163,695 shares subject to convertible debentures held by The Shapiro Family Trust of which Dr. Shapiro may be deemed the beneficial owner, and (ii) 50,000 shares subject to stock options that are currently exercisable.

(12)                Includes 6,303,092 shares subject to stock options, warrants or convertible debentures that are currently exercisable or exercisable within 60 days of October 31, 2005.

Change in Control of Registrant

On January 31, 2005, the Company completed its acquisition of Advanced Cell, Inc., a Delaware corporation (f/k/a Advanced Cell Technology, Inc., “ACT”), pursuant to the terms of an Agreement and Plan of Merger dated January 3, 2005 (the “Merger Agreement”), the terms of which were previously reported in the Company’s Current Report on Form 8-K filed on January 4, 2005. A copy of the Merger Agreement was also attached as Exhibit 2.01 thereto.

Pursuant to the terms of the Merger Agreement, a wholly owned subsidiary of the Company merged with and into ACT (the “Merger”), with ACT surviving the Merger as a wholly owned subsidiary of the Company. As a result of the Merger, all of the outstanding shares of the capital stock of ACT were converted, on a pro rata basis, into the right to receive an aggregate of approximately 18,000,000 shares of the Company’s Common Stock. In connection with the Merger, the Company’s former President and sole Director, David C. Merrell, sold 1,926,667 shares of Common Stock and resigned as an officer and director of the Company.

In addition, all outstanding options and warrants to acquire shares of the capital stock of ACT were converted into the right to receive shares of the Company’s Common Stock, and the Company assumed the Advanced Cell Technology, Inc. 2004 Stock Option Plan and the Advanced Cell Technology, Inc. 2004 Stock Option Plan II, and all options granted thereunder.

The Company has effected a complete change of business operations as a result of the Merger. The Company has terminated its previous business and has succeeded to, and is continuing the business operations and research efforts of ACT in the field of biotechnology. The Company is now a development-stage biotechnology company applying human embryonic stem cell technology in the field of regenerative medicine. Please see the “Business” discussion under Item 5 of our Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2005 for additional information regarding the Company’s business.

PROPOSAL ONE—ELECTION OF DIRECTORS

Our Board of Directors currently consists of five (5) members, serving for one-year terms. Each of the current members of our Board of Directors has been nominated to stand for reelection as a director at the 2005 Annual Meeting.

At the 2005 Annual Meeting, stockholders will have an opportunity to vote for directors. The persons named in the enclosed proxy card will vote to elect these five (5) nominees as directors, unless you withhold authority to vote for the election of any or all nominees by marking the proxy card to that effect. Each of the nominees has indicated his willingness to serve, if elected. However, if any or all of the nominees should be unable or unwilling to serve, the proxies may be voted for substitute nominees designated by our Board of Directors, or our Board of Directors may reduce the number of directors.

Board Recommendation

The Board of Directors recommends that stockholders vote “FOR” the election of each of the director nominees.

The following paragraphs provide information as of the date of this proxy statement about each member of our Board of Directors that is standing for reelection to the board. The information presented includes information about each director, including his age, all positions and offices he holds with us, his length of service as a director, his principal occupation and employment for the past five years, and the names of other publicly-held companies of which he serves as a director. Information about the number of shares of Common Stock beneficially owned by each director, our named executive officers and all directors and executive officers as a group, as of October 31, 2005, appears under the heading “Stock Ownership Information.”

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

On August 1, 2005, the board approved that the Company enter into an agreement that Anthem/CIC Venture Management, LLC and Gregory A. Bonfiglio each may nominate a director to serve on the Company’s Board of Directors, one of whom must be an independent director as defined under applicable NASDAQ rules. If, as a result of the nomination of a designee selected by Anthem/CIC Venture Management or Gregory Bonfiglio, the Company’s Board of Directors will cease to be comprised of a majority of independent directors, then the designee will not be appointed to the Company’s Board of Directors. This agreement terminates on December 31, 2006.

Current Directors Standing for Reelection (Terms to Expire at the 2006 Annual Meeting)

Michael D. West, Ph.D., age 52, is our President, Chief Scientific Officer, and Chairman of our Board of Directors. Dr. West has extensive academic and business experience in age-related degenerative diseases, telomerase molecular biology and human embryonic stem cell research and development. Before joining ACT in 1998, Dr. West founded Geron Corporation, and from 1990 to 1998 served as a Director and senior executive officer of Geron, where he initiated and managed programs in telomerase diagnostics, telomerase inhibition, telomerase-mediated therapy and human embryonic stem cell research. After leaving Geron, Dr. West co-founded and served as Chairman of Origen Therapeutics, a company focused on the development of avian transgenic technologies. He is the inventor of patents assigned to the University of Texas Southwestern Medical Center at Dallas licensed to Geron Corporation relating to telomere biology. Dr. West receives royalties from the license of these patents. In 1999, Dr. West formed A.C.T. Group for the purpose of acquiring a controlling interest in ACT. Dr. West received a B.S. Degree from Rensselaer Polytechnic Institute in 1976, an M.S. Degree in Biology from Andrews University in 1982 and a Ph.D. from Baylor College of Medicine in 1989. Dr. West is also a director of Biotime, Inc., a reporting company, and a director of the Life Extension Foundation, and the privately held company BioMarker Pharmaceuticals, Inc.

William M. Caldwell, IV, age 57, is our Chief Executive Officer and a member of our Board of Directors. Mr. Caldwell has a 30-year management career working with emerging technologies and restructuring distressed corporate environments. During his career he has served in senior executive positions both in marketing and finance.  He has worked with Booz Allen and Hamilton; the Flying Tiger Line Inc.; Van Vorst Industries; and Kidder Peabody.  He started a firm specializing in strategy and financial planning that was instrumental in restructuring over $ 1.0 billion of debt for over twenty companies and partnerships. He was a pioneer in the satellite radio auctions as President of Digital Satellite Broadcasting Corporation; assisted in the financing and became President and ultimately CEO in the restructuring of CAIS Internet, and has advised corporations, both public and private, in technology, telecommunications, retailing, real estate, hospitality, publishing, and transportation. He received his B.A. degree from the University of Southern California and was a Multinational Enterprise Fellow at the University of Pennsylvania, Wharton School of Business. He serves as a director of Lee Pharmaceuticals, a publicly traded company, and King Koil Franchising Corporation, a privately held company.

Alan C. Shapiro, Ph.D., age 59, has been a member of our Board of Directors since August 1, 2005. Dr. Shapiro brings more than 30 years’ experience in corporate and international financial management to the Company. Dr. Shapiro is currently the Ivadelle and Theodore Johnson Professor of Banking and Finance at the University of Southern California, where he previously served as the Chairman of the Department of Finance and Business Economics, Marshall School of Business. Prior to joining the University of Southern California, Dr. Shapiro taught as an Assistant Professor at the University of Pennsylvania, Wharton School of Business, and has been a visiting professor at Yale University, UCLA, the Stockholm School of Economics, University of British Columbia, and the U.S. Naval Academy. Dr. Shapiro received his B.A. in Mathematics from Rice University and a Ph.D. in Economics from Carnegie Mellon University.

Alan G. Walton, Ph.D., age 69, has served as a director since November 2005. Dr. Walton has been a General Partner of Oxford Bioscience Partners, an investment fund concentrating on investments in the medical, medical services and biotechnology fields, since 1987. From 1981 to 1987, Dr. Walton was President and Chief Executive Officer of University Genetics Co., a publicly traded biotechnology company involved in technology transfer and seed investments in university-related projects. Prior to 1981, Dr. Walton was a professor at Harvard Medical School, Indiana University and Case Western Reserve University. Dr. Walton currently serves as a director of Alexandria Real Estate Equities (NYSE:ARE), Acadia Pharmaceuticals, Inc. (Nasdaq:ACAD), and Avalon Pharmaceuticals, Inc. (Nasdaq:AVRX).

Dr. Walton received his Doctor of Philosophy degree in Chemistry, his Doctor of Science degree in Biological Chemistry and an honorary Doctor of Laws degree from Nottingham University in England.

Erkki Ruoslahti, Ph.D., age 65, has served as a director since November 2005. Dr. Ruoslahti joined The Burnham Institute in 1979 and served as its President from 1989 to 2002. Dr. Ruoslahti is the recipient of the 2005 Japan Prize for his work in cell biology. Dr. Ruoslahti’s other honors include the Gairdner Prize, and membership in the U.S. National Academy of Sciences, Institute of Medicine, and American Academy of Arts and Sciences. He is a Knight of the Order of the White Rose of Finland. Dr. Ruoslahti earned his M.D. and Ph.D. from the University of Helsinki in Finland. After postdoctoral training at the California Institute of Technology, he held various academic appointments in Finland and at City of Hope National Medical Center in Duarte, California. Dr. Ruoslahti’s research has been the basis of several drugs currently on the market or in clinical trials. He has been a founder and director of several biotechnology companies.

Identification of Other Executive Officers

Robert W. Peabody, age 51, is a member of our Board of Directors. Mr. Peabody joined the Company on a full-time basis in February 2005, as Vice-President, Grant Administration. Prior to joining the Company and for the last 14 years, Mr. Peabody was a regional controller of Ecolab, Inc., a Fortune 500 specialty chemical manufacturing and service company. Mr. Peabody has extensive experience in biotechnology investing and aiding in the start-ups of companies such as Geron Corporation, Origen Therapeutics, and A.C.T. Group, Inc. Mr. Peabody received a Bachelors Degree in Business Administration from the University of Michigan and is a Certified Public Accountant.

Robert P. Lanza, M.D., age 49, is our Vice President of Medical and Scientific Development. Dr. Lanza has over 20 years of research and industrial experience in the areas of tissue engineering and transplantation medicine. Before joining ACT in 1998, from 1990 to 1998, Dr. Lanza was Director of Transplantation Biology at BioHybrid Technologies, Inc., where he oversaw that company’s xenotransplantation and bioartificial pancreas programs. He has edited or authored a dozen books, including Principles of Tissue Engineering (2d ed. co-edited with R. Langer and J. Vacante), Yearbook of Cell and Tissue Transplantation, One World The Health & Survival of the Human Species in the Twenty-First Century, and Xeno: The Promise of Transplanting Animal Organs into Humans (co-authored with D.K.C. Cooper). Dr. Lanza received his B.A. and M.D. Degrees from the University of Pennsylvania, where he was both a University Scholar and Benjamin Franklin Scholar.

James G. Stewart, age 52, is a Senior Vice President of Finance and Chief Financial Officer. Prior to joining the Company, Mr. Stewart served as Executive Vice President of Finance and Administration for LRN, a technology company providing software solutions in corporate ethics and governance. Between April 2002 and July 2004, Mr. Stewart was the Chief Financial Officer for SS8 Networks, a company which provides software solutions to telecommunications providers. Prior to his appointment at SS8 Networks, Mr. Stewart served as the Chief Financial Officer for Graviton from April 2001 to March 2002, a provider of wireless sensor and data applications, and, from February 1999 to March 2001, he held the position of Chief Financial Officer for Ventro Corporation. At Ventro Corporation, Mr. Stewart was responsible for the raising of capital in the company’s initial public offering and subsequent debt offerings. Before his tenure at Ventro Corporation, Mr. Stewart served for over 3 years as Chief Financial Officer of CN Biosciences, Inc., a publicly traded life sciences company. At CN Biosciences, he played a significant role in the company’s initial public offering and was responsible for the management of finance culminating in the sale of the business to Merck KgaA Darmstadt. Prior to joining CN Biosciences, he held key finance positions at two other companies after leaving Ernst & Young (formerly Arthur Young & Co.), where he had served as an audit partner for 13 years. Mr. Stewart holds a Bachelor’s Degree in Business Administration from the University of Southern California.

Jonathan F. Atzen, age 40, is a Senior Vice President and General Counsel of the Company. Mr. Atzen joined the Company in 2005. Prior to joining the Company, Mr. Atzen was an attorney at Heller Ehrman/Venture Law Group LLP and worked as a corporate/securities attorney for other large international law firms including Brobeck, Phleger & Harrison LLP and Morrison & Foerster LLP. His corporate practice has focused on the representation of emerging growth and established technology companies in such industries as life sciences, semiconductors, wireless communications, software and alternative energy technologies. Mr. Atzen has provided general corporate counsel to public companies with respect to securities offerings including initial public offerings, secondary offerings, PIPEs and spin-offs, and reporting and compliance matters under the Securities Exchange Act of 1934. Mr. Atzen also has experience in public and private company mergers and acquisitions. He received his B.A. degree in Economics from the University of California at Santa Barbara and his J.D. from Loyola Law School.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Advanced Cell Technology, Inc. is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.

Board Determination of Independence

The Company complies with the standards of “independence” prescribed by rules set forth by the National Association of Securities Dealers (“NASD”). Accordingly, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a material relationship with our company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director who is, or at any time during the past three years, was employed by the Company or by any parent or subsidiary of the Company, shall not be considered independent. Accordingly, Dr. Alan Shapiro, Dr. Alan Walton, and Dr. Erkki Ruoslahti meet the definition of “independent director” under Rule 4200(A)(15) of the NASD Manual; Dr. West and Mr. Caldwell do not.

Board of Directors Meetings and Attendance

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our Board of Directors is to oversee the management of our company and, in doing so, serve the best interests of the company and our stockholders. The Board of Directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our Board of Directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at Board of Directors and committee meetings.

We have no formal policy regarding director attendance at the annual meeting of stockholders, although all directors are expected to attend the annual meeting of stockholders if they are able to do so.  Attendance of directors in fiscal year 2004 is not described herein as the directors constituting the Company’s board in 2004 were unrelated to the current business of the Company and we believe that such disclosure would not be meaningful to our stockholders.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The members of each committee are appointed by our Board of Directors, upon recommendation of the Nominating Committee, and serve one-year terms. Each of these committees operates under a charter that has been approved by the Board of Directors.

Audit Committee

The Audit Committee’s responsibilities include:

•       Monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

•       Monitoring the independence and performance of the Company’s internal and independent auditors.

•       Monitoring compliance by the Company with legal and regulatory requirements.

•       Facilitating open communication among the Company’s independent auditors, internal auditors, employees, management, and the Board.

The sole member of the Audit Committee is Dr. Shapiro. Dr. Shapiro serves as chair of the Audit Committee. The Board of Directors has determined that Dr. Shapiro is an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B. The board has determined that Dr. Shapiro meets the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Compensation Committee

The Compensation Committee’s responsibilities include:

•       reviewing and recommending approval of the compensation of our executive officers;

•       overseeing the evaluation of our senior executives;

•       reviewing and making recommendations to the Board of Directors regarding incentive compensation and equity-based plans;

•       administering our stock incentive plans; and

•       reviewing and making recommendations to the Board of Directors regarding director compensation.

The members of the Compensation Committee are Dr. Shapiro and William M. Caldwell, IV.

Nominating Committee

The Nominating Committee’s responsibilities include:

•       identifying individuals qualified to become board members;

•       recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•       reviewing and making recommendations to the board with respect to senior management succession planning; and

•       overseeing an annual evaluation of the board.

The members of the Nominating Committee are Dr. Shapiro and William M. Caldwell, IV.

Director Candidates

The process followed by the Nominating Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating Committee applies certain criteria, including

•       the candidate’s honesty, integrity and commitment to high ethical standards,

•       demonstrated financial and business expertise and experience,

•       understanding of our company, its business and its industry,

•       actual or potential conflicts of interest, and

•       the ability to act in the interests of all stockholders.

The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow our board to fulfill its responsibilities.

The Nominating Committee will consider director candidates recommended by stockholders or groups of stockholders who have owned more than 5% of our Common Stock for at least a year as of the date the recommendation is made. Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our Common Stock for at least a year as of the date such recommendation is made, to the Nominating Committee, c/o Corporate Secretary, Advanced Cell Technology, Inc., 381 Plantation Street, Worcester, MA 01605. Assuming that appropriate biographical and background material have been provided on a timely basis, the Committee will evaluate stockholder- recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. We will generally consider stockholder nominations to be timely if they meet the criteria for timeliness for stockholder proposals, as described in this proxy statement under the heading “Stockholder Proposals.”

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chair of the Audit Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chair of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors, c/o Corporate Secretary, Advanced Cell Technology, Inc., 381 Plantation Street, Worcester, MA 01605. You should indicate on your correspondence that you are an Advanced Cell Technology, Inc. stockholder.

Anyone may express concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committee by calling (508) 756-1212. Messages to the Audit Committee will be received by the chair of the Audit Committee and our Corporate Secretary. You may report your concern anonymously or confidentially.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Report of the Audit Committee

The Audit Committee was recently formed in August 2005. As a result, the Audit Committee has not reviewed and discussed with management the Company’s most recent audited financial statements, discussed with the Company’s independent auditors the matters required to be discussed by SAS 61, received the written disclosures and letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 or discussed with the independent auditors’ their independence, nor made any recommendation regarding the inclusion of the Company’s financial statements for the last fiscal year in the Company’s most recent Annual Report on Form 10-KSB.

Independent Auditor

Pritchett, Siler & Hardy, P.C., referred to as Pritchett, served as the Company’s independent auditors for the fiscal year ended December 31, 2003. Stonefield Josephson, Inc., referred to as Stonefield, served as ACT’s independent auditors for the fiscal year ended December 31, 2004. Upon consummation of the Merger, the financial statements of ACT became the financial statements of the Company. Accordingly, the Company elected to change independent accountants and to retain ACT’s historical independent accountants, Stonefield.

•       On May 4, 2005, the Company dismissed Pritchett as the Company’s independent registered public accounting firm. Pritchett had served as the Company’s independent registered public accounting firm since the Company’s inception.

•       The reports of Pritchett on the Company’s financial statements for each of the last two completed fiscal years contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

•       The decision to dismiss Pritchett was based on the explanation set forth above and was approved by the full Board of Directors of the Company.

•       During the two most recent fiscal years and the subsequent interim period through the date of the dismissal, the Company had no disagreement with Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Pritchett, would have caused them to make reference to such disagreement in connection with their reports for such periods.

•       During the two most recent fiscal years and the subsequent interim period through the date of the dismissal, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

•       The Company provided Pritchett with a copy of the above disclosures and requested that they furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements and, if not, stating the respects in which they do not agree. A copy of the letter from Pritchett is attached to our Current Report on 8-K dated May 4, 2005.

Representatives of Stonefield are not expected to be present at the 2005 Annual Meeting.

Independent Auditor’s Fees

The fees billed for professional services rendered to us by Stonefield for the fiscal years ended December 31, 2003 and December 31, 2004 are described below.

Auditor	Year	Audit Fees(1)		Audit-Related Fees	Tax Fees	All Other Fees
Stonefield Josephson, Inc.	2003	$111,961	(1)	$0	$0	$0
Stonefield Josephson, Inc.	2004	$26,607	(2)	$0	$0	$0

(1)          Comprised of professional services rendered in connection with the audit of our financial statements for the fiscals year ended December 31, 2003 and December 31, 2004, respectively.

Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

Compensation of Directors

During 2004, one non-employee director, Robert Peabody, received 240,000 stock options under the Company’s 2004 Stock Option Plan II. On August 1, 2005, we granted Dr. Alan C. Shapiro stock options to purchase 50,000 shares of Common Stock as compensation for service on our Board of Directors. Effective August 1, 2005, the Company adopted a compensation policy pursuant to which members of our board will be compensated $1000 per day for attendance at Board meetings and $250 per day for attendance at committee meetings.

Certain Relationships and Related Transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

•       Any of our directors or officers;

•       Any person proposed as a nominee for election as a director;

•       Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of Common Stock;

•       Any of our promoters; and

•       Any relative or spouse of any of the foregoing persons who has the same house as such person.

Bridge Loan Transaction

During the period of August through October 2004, we issued promissory notes aggregating $500,000 face value for cash proceeds of $450,000 and the assumption of $50,000 of debt owed by our parent to the following related parties, in addition to other unrelated parties: Anthem Venture Management, LLC in the amount of $100,000 and Gregory A. Bonfiglio in the amount of $50,000. The notes bear interest at 10% per year.

As additional consideration for the purchase of the notes, we granted warrants to certain related parties who were note holders entitling them to purchase shares of our Common Stock at an exercise price of $0.05. Warrants were issued to Anthem Venture Management, LLC for 100,000 shares and to Gregory A. Bonfiglio for 50,000 shares that are exercisable on or after February 1, 2006 and expire on February 1, 2008.

During the first quarter of 2005, the $500,000 of notes, plus accrued interest of $23,708, were converted into investment units consisting of 616,124 shares of common stock, plus 308,063 common stock purchase warrants, exercisable at $1.27 per share.

Private Equity Financings

On November 26, 2004, in connection with the early release from escrow of funds related to our private equity financing, we granted to Andwell, LLC, a company affiliated with our Chief Executive Officer, William M. Caldwell, IV, warrants to purchase 250,000 shares of our Common Stock at an exercise price of $0.05 per share. The warrants are exercisable for twenty-four months from the date of issuance.

On September 15, 2005, the Company entered into a securities purchase agreement with certain accredited investors for the issuance of an aggregate of $22,276,250 principal amount convertible debentures with an original issue discount of 20.3187%. Pursuant to this securities purchase agreement, Anthem/CIC Venture Partners, L.P. purchased convertible debentures with a principal amount of $1,255,000, convertible into 545,652 shares of Common Stock. In connection with the purchase of the debentures, the Company issued Anthem/CIC Venture Partners, L.P. warrants to purchase 272,826 shares of our Common Stock at an exercise price of $2.53.

On September 15, 2005, pursuant to the securities purchase agreement described above, The Shapiro Family Trust Dated September 25, 1989 purchased convertible debentures with a principal amount of $251,000, convertible into 54,565 shares of Common Stock. In connection with the purchase of the debentures, the Company issued The Shapiro Family Trust Dated September 25, 1989, warrants to purchase 109,130 shares of our Common Stock at an exercise price of $2.53.

Consulting Services

On September 1, 2004, we entered into a consulting agreement with Redberry Investments LLC, an entity owned by Gregory A. Bonfiglio, who is also a partner of Anthem Venture Partners, L.P. This consulting agreement was separate and independent from any involvement that Anthem Venture Partners, L.P. might have with the Company’s private equity financing. Pursuant to the consulting agreement, we agreed to grant Redberry Investments LLC a warrant to purchase 1,488,000 shares of our Common Stock at the exercise price of $0.25, which vest on February 1, 2006, in consideration of consulting services provided by Redberry Investments LLC to us. The agreement terminated upon the private equity financing and Merger of the Company on January 31, 2005.

On December 13, 2004, the Company granted Andwell, LLC, an entity affiliated with our Chief Executive Officer, William M. Caldwell, IV, warrants to purchase 236,000 shares of our Common Stock at $0.25 per share in consideration of consulting services provided by Andwell, LLC to us. The warrants are exercisable for twenty-four months from the date of issuance.

On December 13, 2004, the Company granted Rocket Ventures, LLC an entity affiliated with our General Counsel, Jonathan Atzen, warrants to purchase 75,000 shares of our Common Stock at $0.25 per share in consideration of consulting services provided by Rocket Ventures, LLC to us. The warrants are exercisable for twenty-four months from the date of issuance.

On November 30, 2004, the Company granted Gunnar Engstrom, our former Chief Financial Officer, warrants to purchase 100,000 shares of our Common Stock at $0.25 per share in consideration of termination of his employment agreement. The warrants are exercisable during the period of April 1, 2005, through April 1, 2010.

On January 15, 2005, the Company entered into a consulting agreement with Dr. Karen Chapman, the spouse of Dr. Michael West, our President and Chief Scientific Officer, pursuant to which Dr. Chapman is providing consulting services. Dr. Chapman is to receive an annual payment of $7,500. In addition, Dr. Chapman received 110,000 options to purchase our common stock under the Company’s 2005 Stock Incentive Plan.

On September 14, 2005, in connection with consulting services provided to us, we issued a warrant to purchase 33,000 shares of common stock at an exercise price of $2.53 per share to William Woodward, a partner of Anthem Venture Partners, L.P.

A.C.T. Group Settlement Agreement

On September 14, 2005, the Company entered into a Settlement Agreement among Gary D. Aronson, John S. Gorton (the “Plaintiffs”) and A.C.T. Group, Advanced Cell, Inc., Michael D. West, Gunnar L. Engstrom, William M. Caldwell, IV, Anthem Venture Partners and Gregory A. Bonfiglio (referred to collectively with the Company as the “Defendants”) to resolve certain disputes relating to the litigation entitled Gary D. Aronson and John Gorton v. A.C.T. Group, Inc., Advanced Cell Technology, In., Michael D. West and Gunnar L. Engstrom pending in the Commonwealth of Massachusetts Superior Court, and two companion complaints. Pursuant to the Settlement Agreement, the Plaintiffs have agreed to:

•       Dismiss with prejudice the Companion Actions;

•       Assign to the Company all of the Plaintiffs’ right, title and interest in the judgment entered against A.C.T. Group, Inc. in the Underlying Action in the amount of $690,040, plus interest and legal fees (the “Judgment”).

•       Assign to the Company all of the Plaintiffs’ right, title and interest in and to the two defaulted Promissory Notes, the collection of which is the subject matter of the Underlying Action

•       To execute and deliver to the Company and certain Defendants a complete release of all claims in the Underlying Action and the Companion Actions, with the exception of those claims assigned to the Company by Plaintiffs under the assignments of the Judgment and Promissory Notes.

Pursuant to the Settlement Agreement, the Company has agreed to:

•       Pay in cash to Plaintiffs the amount of $332,524 upon execution and delivery of the Settlement Agreement.

•       Issue to Plaintiffs unsecured convertible promissory notes in the aggregate amount of $600,000, bearing interest at the rate of 7.5% per annum and maturing July 1, 2006 (collectively, the “Settlement Note”). The Settlement Note may be prepaid at any time without penalty. The holders of the Settlement Note have the right to convert the Settlement Note, in whole or in part, into Common Stock or other securities of the Company at the price specified in the Settlement Warrants. The Settlement Note is expressly subordinated to any indebtedness incurred by the Company in any debt or equity financings, including re-financings thereof, consummated on or before November 9, 2005.

•       Issue to Plaintiffs warrants to purchase 422,727 shares of the Company’s Common Stock, preferred stock or other non-debt securities issued by the Company at an exercise price of $2.20 per share of Common Stock or per share of Common Stock underlying any preferred stock or other non-debt securities (the “Settlement Warrants”). The Settlement Warrants have a term expiring January 1, 2009.

In connection with the settlement effected pursuant to the Settlement Agreement, and as a condition to the Company entering into the Settlement Agreement, the Company has entered into an Agreement with A.C.T. Group, Inc. compensating the Company for the obligations the Company incurred under the Settlement Agreement, which extinguish in full A.C.T. Group’s obligations and indebtedness to Plaintiffs, and resolving certain disputes with respect to amounts due to and from the Company and A.C.T. Group (the “Group Agreement”).

Pursuant to the Group Agreement, in consideration for the Company entering into the Settlement Agreement, the Company and A.C.T. Group have agreed as follows:

•       A.C.T. Group will extinguish the liability of the Company to A.C.T. Group consisting of a note payable of $1,000,000, and related accrued interest of $381,877.

•       The Company will extinguish an existing inter-company debt owed to the Company by A.C.T. Group of $782,295.

•       A.C.T. Group has agreed to transfer to the Company 352,153 shares of the Common Stock of the Company to compensate the Company for the amount by which the value of (a) the settlement consideration paid to the Plaintiffs by the Company and (b) the amount of the liabilities of A.C.T. Group extinguished by the Company exceeds the amount of the liabilities from the Company to A.C.T. Group extinguished under the Group Agreement.

Executive Loan Agreement

On July 31, 2002, we entered into a loan agreement with Robert Lanza, our Vice President of Medical and Scientific Development, for $140.000. Payments were made during the period of January 23, 2003 through January 7, 2005, and the loan was extinguished upon the Merger on January 31, 2005.

Related Party Transaction Prior to Merger and Complete Change of Business

In our Form 10-KSB for the year ended December 31, 2003, we reported that an officer/shareholder of ours had made advances to us and had directly paid expenses on behalf of us in the amount of $6,173, as of December 31, 2003. Because these advances related to our business prior to the Merger and complete change of business on January 31, 2005, we do not believe that they are relevant or material to our current business.

Employment Agreements

Employment Agreement with Michael D. West, Ph.D.   On December 31, 2004, the Company entered into an employment agreement with our President and Chief Scientific Officer, Dr. West. The agreement provides for annual compensation in the amount of $200,000 increasing to $250,000 upon the completion of an equity financing that results in increased financing to the Company of at least $10 million, and an annual bonus of $50,000 until Dr. West’s salary reaches $250,000, after which any bonus shall be paid at the discretion of the Board of Directors. Pursuant to his agreement, Dr. West received 3,180,223 stock options under the 2005 Stock Plan, which vest in equal monthly installments over 48 months. In the event of a change of control of the Company, 50% of any unvested options held by Dr. West will become vested. The agreement provides for severance in the event of termination without cause in the amount of twelve months’ base salary and accelerated vesting of 50% of any unvested options. In the event of termination without cause following a change of control, Dr. West is entitled to receive a lump sum severance equal to twelve months’ base salary and accelerated vesting of 100% of any unvested options.

Dr. West’s agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Dr. West assign all invention and intellectual property rights to the Company. The agreement may be terminated by either party with or without cause with thirty days’ written notice.

Employment Agreement with William M. Caldwell, IV.   On December 31, 2004, the Company entered into an employment agreement with William M. Caldwell, IV, our Chief Executive Officer. The agreement provides for annual compensation in the amount of $200,000, increasing to $250,000 upon the completion of an equity financing that results in increased financing to the Company of at least $10 million, and an annual bonus of $50,000 until Mr. Caldwell’s salary reaches $250,000, after which any bonus shall paid be at the discretion of the Board of Directors. The Company has also agreed to reimburse Mr. Caldwell for certain commuting expenses through June 2005 and relocation expenses after June 2005. Pursuant to his agreement, Mr. Caldwell received 1,903,112 options under the 2005 Stock Plan, 25% of which vested upon grant with the remainder vesting in equal monthly installments over 30 months. In the event of a change of control of the Company, 50% of any unvested options held by Mr. Caldwell will become vested. The agreement provides for severance in the amount of six months’ salary in the event Mr. Caldwell’s employment is terminated without cause and accelerated vesting of 50% of any unvested options. In the event Mr. Caldwell’s employment is terminated without cause following a change of control, he is entitled to a lump sum severance payment equal to six months’ base salary and accelerated vesting of 100% of any unvested stock options.

Mr. Caldwell’s agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Caldwell assign all invention and intellectual property rights to the Company. The agreement may be terminated by either party with or without cause with thirty days’ written notice.

Employment Agreement with Robert P. Lanza, M.D.   On February 1, 2005, the Company and the Company entered into an employment agreement with Robert P. Lanza, M.D., our Vice President of Medical and Scientific Development. The agreement provides for annual compensation in the amount of $215,000, plus a performance-based bonus of $35,000 for fiscal year 2005 upon the achievement of certain milestones established by the Chief Scientific Officer. Dr. Lanza received 500,000 stock options under the 2005 Stock Plan, which vest in equal monthly installments over 48 months. In addition, on September 16, 2005, Dr. Lanza was awarded 250,000 options that were immediately vested. In the event Dr. Lanza’s employment is terminated following a change of control, 100% of any unvested options will become vested. In the event Dr. Lanza continues in the employment of a successor company following a change of control, the vesting of Dr. Lanza’s unvested options will be accelerated by one year. Dr. Lanza’s agreement provides for severance in the amount of twelve months’ salary following termination of employment (1) as a result of disability, (2) without cause, (3) by Dr. Lanza following a material change in duties or a material breach by the Company, or (4) as a result of a change of control.

Dr. Lanza’s agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Dr. Lanza assign all invention and intellectual property rights to the Company. The term of the agreement expires February 1, 2009, which may be renewed by the parties in writing.

Employment Agreement with Robert W. Peabody.   On February 1, 2005, the Company entered into an employment agreement with Robert W. Peabody, our Vice President of Grant Administration. The agreement provides for annual compensation in the amount of $150,000, increasing to $195,000 upon the earlier of the completion of an equity financing that results in increased financing to the Company of at least $10 million or the receipt of $5 million in grants awards. The agreement provides for an annual bonus as determined by the Chief Executive Officer and the Board of Directors of the Company; provided, however, that Mr. Peabody is entitled to an annualized prorated portion of $45,000 in the event the Company secures $10 million in increased financing or $5 million in grants. Pursuant to his agreement,

Mr. Peabody received 400,000 options under the 2005 Stock Plan, which vest in equal monthly installments over 48 months. In the event of a change of control of the Company, 50% of any unvested options will become vested. The agreement provides for severance in the amount of six months’ salary in the event Mr. Peabody’s employment is terminated without cause and accelerated vesting of 50% of any unvested options. In the event Mr. Peabody’s employment is terminated without cause following a change of control, he is entitled to a lump sum severance payment equal to six months’ base salary and accelerated vesting of 100% of any unvested stock options.

Mr. Peabody’s agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Peabody assign all invention and intellectual property rights to the Company. The agreement may be terminated by either party with or without cause with thirty days’ written notice.

Employment Agreement with James G. Stewart.   On March 13, 2004, the Company entered into an employment agreement with James G. Stewart, our Senior Vice President and Chief Financial Officer. The agreement provides for annual compensation of $185,000, increasing to $235,000 upon the completion of an equity financing that results in increased financing to the Company of at least $10 million. The agreement provides for an annual bonus as determined by the Chief Executive Officer and the Board of Directors of the Company. The Company has also agreed to reimburse Mr. Stewart for reasonable travel and other business expenses and to pay for reasonable moving expenses in the event the Company relocates outside of Southern California. Mr. Stewart was awarded 400,000 stock options under the 2005 Stock Plan, 5% of which vested upon grant with the remainder vesting in equal monthly installments over 48 months. Mr. Stewart’s employment agreement was amended on September 16, 2005, to increase his annual salary to $245,000 and to award an additional 250,000 options, which vest in equal monthly installments over 48 months. In the event of a change of control of the Company, 50% of any unvested options held by Mr. Stewart will become vested. In the event Mr. Stewart’s employment is terminated without cause, he is entitled to a lump sum severance payment equal to six months’ base salary. In the event Mr. Stewart is terminated without cause following a change of control, he is entitled to a lump sum severance payment equal to six months’ base salary and accelerated vesting of 100% of any unvested stock options.

Mr. Stewart’s agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Stewart assign all invention and intellectual property rights to the Company and the Company. The agreement may be terminated by either party with or without cause with thirty days’ written notice.

Employment Agreement with Jonathan F. Atzen.   On April 1, 2005, the Company and the Company entered into an employment agreement with Jonathan F. Atzen, our Senior Vice President and General Counsel. The agreement provides for annual compensation of $195,000, increasing to $245,000 upon the completion of an equity financing that results in increased financing to the Company of at least $10 million. The agreement provides for an annual bonus as determined by the Chief Executive Officer and the Board of Directors of the Company. Mr. Atzen received a one-time advance of an annual bonus in the amount of $40,000. Mr. Atzen was awarded 400,000 stock options under the 2005 Stock Plan, 10% of which vested upon grant with the remainder vesting in equal monthly installments over 48 months. In the event of a change of control of the Company, 50% of any unvested options held by Mr. Atzen will become vested. In the event Mr. Atzen’s employment is terminated without cause by the Company or for good reason by Mr. Atzen, he is entitled to a lump sum severance payment equal to six months’ base salary, accelerated vesting of 50% of his unvested stock options, and reimbursed cost of medical coverage for a period of six months. In the event Mr. Atzen is terminated without cause following a change of control, he is entitled to a lump sum severance payment equal to six months’ base salary and accelerated vesting of 100% of any unvested stock options.

Mr. Atzen’s agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Atzen assign all invention and intellectual property rights to the Company and the Company. The agreement may be terminated by either party with or without cause with thirty days’ written notice.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Explanatory Note

As described above, the Company acquired all of the outstanding capital stock of Advanced Cell Technology, Inc. as the result of a merger between Advanced Cell Technology, Inc. and a subsidiary of the Company on January 31, 2005. Prior to the Merger, we had minimal operations in an industry completely unrelated to the industry in which ACT operates, and we had only one executive officer.

In connection with the Merger, the directors and executive officers of ACT became the directors and executive officers of the Company, and David Merrell resigned as the sole director and executive officer. Furthermore, as a result of the Merger, the stockholders of ACT acquired a substantial majority of the outstanding Common Stock of the Company. As a result, we believe that disclosure regarding the compensation of the executive officers of ACT is more relevant and meaningful to our stockholders than disclosure of the pre-merger compensation of the pre-merger directors and officers of the Company.

Compensation of Executive Officers

The table below sets forth the total compensation paid or accrued by the Company for the fiscal years ended December 31, 2004, 2003 and 2002 to our chief executive officer and each of our four other most highly compensated executive officers who were serving as executive officers on December 31, 2004 and whose total annual compensation exceeded $100,000 for the year ended December 31, 2004, or such other executive officer who would have been included in this table but for the fact that he was not serving as an executive officer of the Company as of December 31, 2004. We refer to these officers as our “named executive officers”.

SUMMARY COMPENSATION TABLE

						Long-Term Compensation Awards
		Annual Compensation				Number of Securities
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation		Underlying Options	All Other Compensation
Michael D. West, Ph.D.,	2004	$189,770	$0	$0		1,500,000	$0
President, Chairman of the	2003	$177,880	$0	$0		0	$0
Board, and Chief Scientific Officer	2002	$185,000	$0	$0		0	$0
Robert P. Lanza, M.D.,	2004	$224,115	$0	$5,000	(2)	750,000	$0
Vice President of Medical	2003	$183,850	$0	$87,333	(2)	0	$0
and Scientific Development	2002	$144,045	$0	$0		0	$30,000	(3)
Gunnar Engstrom,	2004	$233,540	$0	$0		100,000	$0
former Chief Financial	2003	$230,770	$0	$0		0	$0
Officer(1)	2002	$335,577	$0	$0		0	$0

(1)          Mr. Engstrom served as our Chief Financial Officer until November 30, 2004.

(2)          Represents payments made to Dr. Lanza pursuant to a $100,000 loan entered into on July 31, 2002, which was extinguished prior to the Merger.

(3)          Represents a one-time signing bonus of $30,000 received by Dr. Lanza upon entering into his employment agreement with the Company.

The following table sets forth information concerning grants of stock options by the Company under the Company Plans to our named executive officers during the fiscal year ended December 31, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value at Assumed
	Number of Securities Underlying		Percent of Total Options Granted to Employees in	Exercise Price	Expiration	Annual Rates of Stock Price Appreciation For Option Term(1)
Name	Options Granted		Fiscal Year	Per Share	Date	5%	10%
Michael D. West, Ph.D.	1,500,000	(2)	38.4%	$0.05	August 12, 2014	$47,167	$119,531
Robert P. Lanza, M.D.	750,000	(3)	19.2%	$0.05	August 12, 2014	$23,584	$59,765
Gunnar Engstrom	100,000	(4)	2.6%	$0.25	April 1, 2010	$1,700	$3,858

(1)          Amounts reported in these columns represent amounts that may be realized upon exercise of the stock options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on our Common Stock over the term of the stock options, net of exercise price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock and the date on which the options are exercised.

(2)          Dr. West’s options vest as follows: 575,000 options vested immediately and the remainder vested 1/36 th per month during Dr. West’s continued employment. All unvested options became vested upon the Merger.

(3)          Dr. Lanza’s options vest as follows: 280,000 options vested immediately and the remainder vested 1/36 th per month during Dr. Lanza’s continued employment. All unvested options became immediately vested upon the Merger.

(4)          Mr. Engstom’s warrants vested in full on April 1, 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End($)(1)
Name	Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael D. West, Ph.D.	N/A	N/A	703,472	796,528	$502,777	$637,222
Robert P. Lanza, M.D.	N/A	N/A	345,280	404,720	$276,224	$323,776
Gunnar Engstrom	N/A	N/A	0	100,000	$0	$80,000

(1)          Because the Common Stock of the Company, as currently constituted as a result of the Merger, was not publicly traded prior to the Merger, the value is based on the most recent determination of the fair market value of the Company’s Common Stock by the Company’s Board of Directors prior to December 31, 2004, and the applicable option exercise price, multiplied by the number of shares subject to the option.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Please see the section of this proxy statement entitled “Certain Relationships and Related Transactions” for information regarding employment agreements between us and Dr. Michael West, our President and Chief Scientific Officer, Mr. William Caldwell, our Chief Executive Officer, Dr. Robert

Lanza, our Vice President of Medical and Scientific Development, Mr. Robert Peabody, our Vice President of Grant Administration, Mr. James Stewart, our Senior Vice President and Chief Financial Officer, and Mr. Jonathan F. Atzen, our Senior Vice President and General Counsel.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2005 Annual Meeting of Stockholders of the Company must be received at the Company’s principal executive offices within a reasonable time before the Company prints and mails its proxy materials for the 2005 Annual Meeting. In order to avoid controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for stockholder proposals. If the Company does not receive notice of any matter that is to come before the stockholders at the 2005 Annual Meeting of Stockholders within a reasonable time before the Company prints and mails its proxy materials for the 2005 Annual Meeting, the proxy for the 2005 Annual Meeting of Stockholders may, pursuant to Rule 14a-4(c) of the Proxy Rules under the Securities Exchange Act of 1934, confer discretionary authority to vote on the matters presented. In order to be eligible to submit a proposal, a stockholder must have continuously held at least $2,000 in market value, or 1%, of the Company’s Common Stock for at least one year by the date the proposal is submitted, and must continue to hold those securities through the date of the 2005 Annual Meeting. Each stockholder may submit no more than one proposal for the 2005 Annual Meeting, and such proposal may not exceed 500 words.

OTHER MATTERS

The Board of Directors knows of no business that will be presented for consideration at the 2005 Annual Meeting other than those matters described in this Proxy Statement. If any other business should come before the 2005 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

The Board of Directors hopes that you will attend the 2005 Annual Meeting. Whether or not you plan to attend the 2005 Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience. If you attend the 2005 Annual Meeting you may still vote your stock personally even though you may have already sent in your proxy.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, information statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this document to you if you call or write us at the following address or phone number: 381 Plantation Street, Worcester, MA 01605, Attn: Jonathan F. Atzen, Telephone: (508) 756-1212. If you want to receive separate copies of our proxy statements, information statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

BY ORDER OF THE BOARD OF DIRECTORS
Jonathan F. Atzen
Secretary
Worcester, Massachusetts
December 5, 2005

PROXY

ADVANCED CELL TECHNOLOGY, INC.

Proxy for the Annual Meeting of Stockholders to be held on December 19, 2005

This Proxy is solicited on behalf of the Board of Directors

of Advanced Cell Technology, Inc.

The undersigned, revoking all prior proxies, hereby appoint(s) William M. Caldwell, IV and Jonathan F. Atzen, Esq., and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Advanced Cell Technology, Inc., a Delaware corporation (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Heller Ehrman LLP, 333 South Hope Street, Los Angeles, CA 90071 on Monday, December 19, 2005, at 10:00 a.m., local time, and at any adjournment thereof (the “Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(Continued, and to be signed, on reverse side)

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Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Stockholders

ADVANCED CELL TECHNOLOGY, INC.

December 19, 2005

Please detach and mail in the envelope provided

☒                                   Please mark votes as in this example.

To elect the five (5) directors listed on the right for the ensuing year.	FOR the Nominees (except as marked below) ☐	WITHHOLD AUTHORITY to vote for all nominees ☐	Nominees: Michael D. West, William M. Caldwell, IV, Alan C. Shapiro, Alan. G. Walton, and Erkki Ruoslahti
For all nominees except the following nominee(s):

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

Check here if the Securities and Exchange Commission’s “householding” rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule. ☐

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

Signature:	Date:

Signature:	Date:

NOTE:

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys and corporate officers should add their titles.

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